Certification Pursuant to Section 906
                              of the Sarbanes-Oxley
                            Act of 2002 (subsections
                             (a) and (b) of section
                               1350, chapter 63 of
                             title 18, United States
                                      Code)

In connection with the attached Report of the Forum Funds (the "Trust") on Form N-CSR to be filed with the Securities and Exchange Commission (the "Report"), each of the undersigned officers of the Trust does hereby certify that, to the best of such officer's knowledge:

1. The Report fully complies with the requirements of 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust as of, and for, the periods presented in the Report.

Dated: 9/5/06
      ________________

/s/ Simon D. Collier
----------------------
Simon D. Collier
President and Principal Executive Officer

Dated: 9/5/06
      ________________

/s/ Trudance L. Bakke
----------------------
Trudance L. Bakke
Principal Financial Officer


A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.